FOR RELEASE ON OR AFTER: November 3, 2014

CONTACT:    John Perino, VP Investor Relations
608-361-7501
john.perino@regalbeloit.com

Regal Beloit Corporation Announces Third Quarter 2014 Financial Results

•	Revenues up 8%

•	Diluted Earnings per Share in Line with Guidance

•	Strong Free Cash Flow*

•	Repurchased 500,000 Shares

BELOIT, WI - Regal Beloit Corporation (NYSE: RBC) today reported financial results for the third quarter 2014. Net sales for the third quarter 2014 were $829.8 million compared to $768.2 million for the third quarter 2013. Net income for the third quarter 2014 was $47.5 million compared to $52.6 million for the third quarter 2013. Diluted earnings per share for the third quarter 2014 were $1.05 compared to $1.16 for the third quarter 2013. Adjusted diluted earnings per share were $1.15 for the third quarter 2014 compared to $1.18 for the third quarter 2013.

“Overall we performed as expected in the third quarter with strong growth in our residential HVAC and mechanical businesses,” said Regal Chairman and CEO Mark Gliebe. “During the quarter, we continued to execute on our simplification initiative and we also divested an underperforming joint venture in China. We remain focused on actions to improve our operating profit margins across the company.”

"We generated free cash flow of 135% of net income,” continued Mark Gliebe. “Additionally, we repurchased 500,000 shares in the quarter. Our strong financial position enables us to both return value to shareholders through share repurchases and pursue strategic acquisitions that add long term value to the company.”

ADJUSTED DILUTED EARNINGS PER SHARE*	Three Months Ended		Nine Months Ended
	Sep 27, 2014	Sep 28, 2013	Sep 27, 2014	Sep 28, 2013
GAAP Diluted Earnings Per Share	$1.05	$1.16	$3.25	$3.38
Restructuring Costs	0.04	0.02	0.15	0.05
Purchase Accounting And Transaction Costs	0.02	—	0.05	—
Tax Benefit Recorded Attributable to Prior Year	—	—	—	(0.04)
Gain on Disposal of Real Estate	—	—	(0.03)	—
Loss on Sale of Joint Venture	0.04	—	0.04	—
Adjusted Diluted Earnings Per Share	$1.15	$1.18	$3.46	$3.39

*This earnings release includes non-GAAP financial measures. Schedules that reconcile these non-GAAP financial measures to the most comparable GAAP figures are included with this earnings release.

NET SALES	(Dollars In Millions)
	Three Months Ended			Nine Months Ended
	Sep 27, 2014	Sep 28, 2013	% Change	Sep 27, 2014	Sep 28, 2013	% Change
Net Sales	$829.8	$768.2	8.0%	$2,481.4	$2,368.4	4.8%

Net Sales by Segment
Electrical segment	760.6	707.5	7.5%	2,278.3	2,171.8	4.9%
Mechanical segment	69.2	60.7	14.0%	203.1	196.6	3.3%

Electrical segment net sales in the third quarter 2014 included $42.6 million from businesses acquired within the last year ("recently acquired businesses"). North American residential HVAC net sales increased 8.4% for the third quarter 2014 compared to the third quarter 2013 driven primarily by improving market conditions and an HVAC OEM pre-build of SEER 13 product. North American commercial and industrial motor net sales decreased 1.3% for the third quarter 2014 compared to the third quarter 2013.

Mechanical segment net sales in North America increased 18.0% for the third quarter 2014 compared to the third quarter 2013, primarily driven by growth in the power transmission distribution channel and the energy end market.

Excluding the impact of the recently acquired businesses, foreign currency exchange rates positively impacted total net sales by 0.1% for the third quarter 2014 compared to the third quarter 2013.

Excluding the impact of the recently acquired businesses, net sales to regions outside the United States for the third quarter 2014 increased 8.2% compared to the third quarter 2013, and represented 35.0% of net sales. In the third quarter 2014, sales of high efficiency products increased 7.0% compared to the third quarter 2013 and represented 21.5% of total net sales.

GROSS PROFIT	(Dollars in Millions)
	Three Months Ended		Nine Months Ended
	Sep 27, 2014	Sep 28, 2013	Sep 27, 2014	Sep 28, 2013
Gross Profit	$203.8	$196.5	$609.2	$605.2
As a percentage of net sales	24.6%	25.6%	24.6%	25.6%

Gross Profit by Segment
Electrical segment	$185.5	$180.1	$557.1	$552.9
As a percentage of net sales	24.4%	25.5%	24.5%	25.5%
Mechanical segment	$18.3	$16.4	$52.1	$52.3
As a percentage of net sales	26.4%	27.0%	25.7%	26.6%

Electrical segment gross profit for the third quarter 2014 included $3.0 million of restructuring expenses and $1.2 million of purchase accounting adjustments related to the recently acquired businesses. Third quarter 2013 Electrical segment gross profit included $1.2 million of restructuring expenses.

OPERATING EXPENSES	(Dollars in Millions)
	Three Months Ended		Nine Months Ended
	Sep 27, 2014	Sep 28, 2013	Sep 27, 2014	Sep 28, 2013
Operating Expenses	$129.1	$117.7	$376.1	$369.4
As a percentage of net sales	15.6%	15.3%	15.2%	15.6%

Operating Expenses by Segment
Electrical segment	$119.5	$109.0	$347.8	$341.8
As a percentage of net sales	15.7%	15.4%	15.3%	15.7%
Mechanical segment	$9.6	$8.7	$28.3	$27.6
As a percentage of net sales	13.9%	14.3%	13.9%	14.0%

For the third quarter 2014, Electrical segment operating expenses included an incremental $8.3 million from the recently acquired businesses and a $1.9 million loss from the sale of a joint venture in China.

INCOME FROM OPERATIONS	(Dollars in Millions)
	Three Months Ended		Nine Months Ended
	Sep 27, 2014	Sep 28, 2013	Sep 27, 2014	Sep 28, 2013
Income from Operations	$74.7	$78.8	$232.1	$235.8
As a percentage of net sales	9.0%	10.3%	9.4%	10.0%

Income from Operations by Segment
Electrical segment	$66.0	$71.1	$208.3	$211.1
As a percentage of net sales	8.7%	10.0%	9.1%	9.7%
Mechanical segment	$8.7	$7.7	$23.8	$24.7
As a percentage of net sales	12.6%	12.7%	11.7%	12.6%

The effective tax rate for the third quarter 2014 was 27.1% compared to 21.6% for the third quarter 2013. The increase was primarily driven by favorable adjustments recorded in 2013 related to the finalization of the 2012 U.S. Federal income tax return and the increase in the Mexican tax rate in 2014.

For the third quarter 2014, net cash provided by operating activities was $81.8 million. For the third quarter 2014, free cash flow* represented 135.2% of net income attributable to Regal Beloit. During the third quarter 2014, the Company repurchased 500,000 shares of its common stock for a total cost of $35.0 million.

"In the fourth quarter, we expect continued growth in both our HVAC and mechanical businesses and relatively flat performance in our commercial and industrial motor business,” continued Mr. Gliebe. "In the fourth quarter, we expect diluted earnings per share to be $0.83 to $0.91.  Adding back $0.06 of estimated restructuring expenses and $0.01 of purchase accounting adjustments, adjusted diluted earnings per share is expected to be $0.90 to $0.98. Finally, we anticipate 2014 will be the fourth consecutive year that free cash flow exceeds 100% of net income."

Regal management will hold a conference call to discuss the earnings release at 9:00 AM CST (10:00 AM EST) on Tuesday, November 4, 2014. Individuals who would like to participate by phone should dial 888-317-6003 and enter 2542656 when prompted. International callers should dial 412-317-6061 and enter 2542656 when prompted. To view the presentation during the call, please follow this link to Regal’s Investors page: http://investors.regalbeloit.com/phoenix.zhtml?c=116222&p=irol-presentations.

To listen to the live audio and view the presentation via the internet, please go to: http://www.videonewswire.com/event.asp?id=100638.

A telephone replay of the call will be available through January 5, 2015, at 877-344-7529, conference ID 10053674. International callers should call 412-317-0088 using the same conference ID. A webcast replay will be available until January 5, 2015, and can be accessed at http://investors.regalbeloit.com/phoenix.zhtml?c=116222&p=irol-calendarPast or at
http://www.videonewswire.com/event.asp?id=100638.

Regal Beloit Corporation is a leading manufacturer of electric motors, mechanical and electrical motion controls and power generation products serving markets throughout the world. Regal Beloit is headquartered in Beloit, Wisconsin, and has manufacturing, sales and service facilities throughout the United States, Canada, Mexico, Europe and Asia. Regal Beloit’s common stock is a component of the S&P Mid Cap 400 Index and the Russell 2000 Index.

CAUTIONARY STATEMENT

The following is a cautionary statement made under the Private Securities Litigation Reform Act of 1995: With the exception of historical facts, the statements contained in this press release may be forward looking statements. Forward-looking statements represent our management’s judgment regarding future events. In many cases, you can identify forward-looking statements by terminology such as “may,” “will,” “plan,” “expect,” “anticipate,” “estimate,” “believe,” or “continue” or the negative of these terms or other similar words. Actual results and events could differ materially and adversely from those contained in the forward-looking statements due to a number of factors, including: uncertainties regarding our ability to execute our restructuring plans within expected costs and timing; actions taken by our competitors and our ability to effectively compete in the increasingly competitive global electric motor, power generation and mechanical motion control industries; our ability to develop new products based on technological innovation and the marketplace acceptance of new and existing products; fluctuations in commodity prices and raw material costs; our dependence on significant customers; issues and costs arising from the integration of acquired companies and businesses, including the timing and impact of purchase accounting adjustments; challenges in our Venezuelan operations, including potential currency devaluations, non-payment of receivables, governmental restrictions such as price and margin controls, as well as other difficult operating conditions; unanticipated costs or expenses we may incur related to product warranty issues; our dependence on key suppliers and the potential effects of supply disruptions; infringement of our intellectual property by third parties, challenges to our intellectual property, and claims of infringement by us of third party technologies; increases in our overall debt levels as a result of acquisitions or otherwise and our ability to repay principal and interest on our outstanding debt; product liability and other litigation, or the failure of our products to perform as anticipated, particularly in high volume applications; economic changes in global markets where we do business, such as reduced demand for the products we sell, currency exchange rates, inflation rates, interest rates, recession, foreign government policies and other external factors that we cannot control; unanticipated liabilities of acquired businesses; cyclical downturns affecting the global market for capital goods; difficulties associated with managing foreign operations; and other risks and uncertainties including but not limited to those described in Item 1A-Risk Factors of the Company’s Annual Report on Form 10-K filed on February 26, 2014 and from time to time in our reports filed with U.S. Securities and Exchange Commission. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements. The forward-looking statements included in this presentation are made only as of their respective dates, and we undertake no obligation to update these statements to reflect subsequent events or circumstances.

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
Unaudited
(Dollars in Millions, Except per Share Data)

	Three Months Ended		Nine Months Ended
	Sep 27, 2014	Sep 28, 2013	Sep 27, 2014	Sep 28, 2013
Net Sales	$829.8	$768.2	$2,481.4	$2,368.4
Cost of Sales	626.0	571.7	1,872.2	1,763.2
Gross Profit	203.8	196.5	609.2	605.2
Operating Expenses	129.1	117.7	376.1	369.4
Goodwill Impairment	—	—	1.0	—
Total Operating Expenses	129.1	117.7	377.1	369.4
Income From Operations	74.7	78.8	232.1	235.8
Interest Expense	9.8	10.6	30.5	31.9
Interest Income	2.0	1.3	5.4	3.1
Income Before Taxes	66.9	69.5	207.0	207.0
Provision For Income Taxes	18.1	15.0	55.1	48.2
Net Income	48.8	54.5	151.9	158.8
Less: Net Income Attributable to Noncontrolling Interests	1.3	1.9	4.4	5.6
Net Income Attributable to Regal Beloit Corporation	$47.5	$52.6	$147.5	$153.2
Earnings Per Share Attributable to Regal Beloit Corporation:
Basic	$1.06	$1.17	$3.27	$3.40
Assuming Dilution	$1.05	$1.16	$3.25	$3.38
Cash Dividends Declared	$0.22	$0.20	$0.64	$0.59
Weighted Average Number of Shares Outstanding:
Basic	44.9	45.1	45.1	45.0
Assuming Dilution	45.2	45.4	45.4	45.3

SEGMENT INFORMATION
Unaudited
(Dollars In Millions)
	Three Months Ended
	Electrical Segment		Mechanical Segment
	Sep 27, 2014	Sep 28, 2013	Sep 27, 2014	Sep 28, 2013
Net Sales	$760.6	$707.5	$69.2	$60.7
Income from Operations	66.0	71.1	8.7	7.7

	Nine Months Ended
	Electrical Segment		Mechanical Segment
	Sep 27, 2014	Sep 28, 2013	Sep 27, 2014	Sep 28, 2013
Net Sales	$2,278.3	$2,171.8	$203.1	$196.6
Income from Operations	208.3	211.1	23.8	24.7

CONDENSED CONSOLIDATED BALANCE SHEETS
Unaudited
(Dollars in Millions)
	Sep 27, 2014	Dec 28, 2013
ASSETS
Current Assets:
Cash and Cash Equivalents	$327.3	$466.0
Trade Receivables, less Allowances of $12.8 million in 2014 and $11.5 million in 2013	545.7	463.8
Inventories	681.7	618.7
Prepaid Expenses and Other Current Assets	116.5	130.6
Deferred Income Tax Benefits	47.5	46.8
Total Current Assets	1,718.7	1,725.9

Net Property, Plant, Equipment and Noncurrent Assets	1,952.7	1,917.6
Total Assets	$3,671.4	$3,643.5

LIABILITIES AND EQUITY
Current Liabilities:
Accounts Payable	$347.9	$304.6
Other Accrued Expenses	236.4	237.9
Current Maturities of Debt	8.3	158.4
Total Current Liabilities	592.6	700.9

Long-Term Debt	668.6	609.0
Other Noncurrent Liabilities	233.5	231.2
Equity:
Total Regal Beloit Corporation Shareholders' Equity	2,131.1	2,056.2
Noncontrolling Interests	45.6	46.2
Total Equity	2,176.7	2,102.4
Total Liabilities and Equity	$3,671.4	$3,643.5

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
Unaudited
(Dollars in Millions)
	Three Months Ended		Nine Months Ended
	Sep 27, 2014	Sep 28, 2013	Sep 27, 2014	Sep 28, 2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$48.8	$54.5	$151.9	$158.8
Adjustments to reconcile net income and changes in assets and liabilities (net of acquisitions) to net cash provided by operating activities:
Depreciation and amortization	35.6	31.7	103.6	95.1
Excess tax benefits from share-based compensation	—	—	(1.2)	(0.7)
Goodwill impairment	—	—	1.0	—
Loss (Gain) on disposition of property, net	0.2	(0.2)	0.4	0.1
Share-based compensation expense	2.2	2.9	8.5	8.3
Loss on sale of consolidated joint venture	1.9	—	1.9	—
Change in operating assets and liabilities	(6.9)	(7.7)	(39.0)	(23.1)
Net cash provided by operating activities	81.8	81.2	227.1	238.5
CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property, plant, and equipment	(17.6)	(18.2)	(60.5)	(65.4)
Net (purchases) sales of investment securities	3.6	(0.1)	(9.9)	(0.3)
Business acquisitions, net of cash acquired	(50.6)	(0.4)	(128.2)	(6.1)
Additions of equipment on operating leases	(1.3)	(3.6)	(4.5)	(3.6)
Grants received for capital expenditures	—	1.6	—	1.6
Proceeds from sale of consolidated joint venture	0.7	—	0.7	—
Proceeds from sale of assets	—	1.7	0.1	1.7
Net cash used in investing activities	(65.2)	(19.0)	(202.3)	(72.1)
CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds (repayments) under revolving credit facility	60.0	(3.0)	60.0	—
Net (repayments) proceeds of short-term borrowings	—	(1.3)	(0.3)	1.0
Repayments of long-term debt	(150.0)	(0.6)	(150.1)	(55.8)
Dividends paid to shareholders	(9.9)	(9.1)	(28.0)	(26.1)
Payments of contingent consideration	—	—	(8.6)	(0.3)
Proceeds from the exercise of stock options	—	0.1	0.8	2.3
Excess tax benefits from share-based compensation	—	—	1.2	0.7
Repurchase of common stock	(35.0)	—	(35.0)	—
Distributions to noncontrolling interests	(0.3)	—	(0.3)	—
Purchase of subsidiary shares from noncontrolling interest	—	(1.7)	—	(1.7)
Net cash used in financing activities	(135.2)	(15.6)	(160.3)	(79.9)
EFFECT OF EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	0.6	1.7	(3.2)	0.9

Net (decrease) increase in cash and cash equivalents	(118.0)	48.3	(138.7)	87.4
Cash and cash equivalents at beginning of period	445.3	414.4	466.0	375.3
Cash and cash equivalents at end of period	$327.3	$462.7	$327.3	$462.7

NON-GAAP MEASURES

Unaudited
(Dollars in Millions)

We prepare financial statements in accordance with accounting principles generally accepted in the United States (GAAP).  We also disclose adjusted diluted earnings per share (EPS), adjusted gross profit, adjusted gross profit as a percentage of net sales, adjusted income from operations, free cash flow and free cash flow as a percentage of net income attributable to Regal Beloit Corporation (collectively, “non-GAAP financial measures”). We use these measures in our internal performance reporting and for reports to the Board of Directors.  We also periodically disclose certain of these measures in our quarterly earnings releases, on investor conference calls, and in investor presentations and similar events. We believe that these non-GAAP financial measures are useful measures for providing investors with additional insight into our operating performance. This additional information is not meant to be considered in isolation or as a substitute for our results of operations prepared and presented in accordance with GAAP.  Free cash flow is defined as net cash provided by operating activities less additions to property, plant and equipment adjusted for grants received for capital expenditures.

	Three Months Ended		Nine Months Ended
	Sep 27, 2014	Sep 28, 2013	Sep 27, 2014	Sep 28, 2013
GAAP Gross Profit	$203.8	$196.5	$609.2	$605.2
Purchase Accounting Costs	1.2	—	2.5	—
Restructuring Costs	3.0	1.2	10.5	2.7
Adjusted Gross Profit	$208.0	$197.7	$622.2	$607.9
Adjusted Gross Profit as a Percentage of Net Sales	25.1%	25.7%	25.1%	25.7%

	Three Months Ended		Nine Months Ended
	Sep 27, 2014	Sep 28, 2013	Sep 27, 2014	Sep 28, 2013
GAAP Income from Operations	$74.7	$78.8	$232.1	$235.8
Purchase Accounting and Transaction Costs	1.2	—	3.3	—
Restructuring Costs	3.0	1.2	10.8	3.5
Gain on Disposal of Real Estate	—	—	(2.0)	—
Loss on Sale of Joint Venture	1.9	—	1.9	—
Adjusted Income from Operations	$80.8	$80.0	$246.1	$239.3

	Three Months Ended		Nine Months Ended
	Sep 27, 2014	Sep 28, 2013	Sep 27, 2014	Sep 28, 2013
GAAP Net Cash Provided by Operating Activities	$81.8	$81.2	$227.1	$238.5
Additions to Property Plant and Equipment	(17.6)	(18.2)	(60.5)	(65.4)
Grants Received for Capital Expenditures	—	1.6	—	1.6
Free Cash Flow	$64.2	$64.6	$166.6	$174.7
Free Cash Flow as a Percentage of Net Income Attributable to Regal Beloit	135.2%	122.8%	112.9%	114.0%